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                                                                       EXHIBIT 5


             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRSION LLP


                                 June 25, 1999




IDEC Pharmaceuticals Corporation
11011 Torreyana Road
San Diego, CA  92121

        Re: IDEC Pharmaceuticals Corporation Registration Statement on Form S-8 for an aggregate of 1,000,000 Shares of Common Stock and Related Stock Options

Ladies and Gentlemen:

        We have acted as counsel to IDEC Pharmaceuticals Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of
(i) an additional 800,000 shares of common stock for issuance under the Company's Amended and Restated 1988 Stock Option Plan (the "Incentive Plan") and
(ii) an additional 200,000 shares of common stock for issuance under the 1995 Employee Stock Purchase Plan (the "Purchase Plan").

        This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Incentive Plan and the Purchase Plan. Based on such review, we are of the opinion that as and when the shares of common stock are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, (b) duly authorized direct stock issuances effected in accordance with the provisions of the Incentive Plan and the Registration Statement or (c) duly authorized stock purchase rights issued under the Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan or the Non-Employee Director Plan or the shares of common stock issuable under such plans.

                                       Very truly yours,

                                       /s/ BROBECK, PHLEGER & HARRISON LLP
                                       -----------------------------------
                                       BROBECK, PHLEGER & HARRISON LLP